                                                                     Exhibit 4.8


NEITHER THIS WARRANT NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

--------------------------------------------------------------------------------

Warrant No. W-__                                                    July 6, 2000



                                     Warrant


                  Alliance Medical Corporation, a Delaware corporation (the "Company"), for value received, hereby certifies that _______________, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, shares of the Company's Series B Preferred Stock, with a par value of $.001 (the "Warrant Stock") to be issued in the Company's Next Equity Financing (as defined in the Convertible Promissory Note of even date herewith), at an exercise price per share equal to the initial liquidation value of the Warrant Stock ("Purchase Price"). This Warrant may be exercised at any time after the closing of the Next Equity Financing and on or before the Expiration Date (as defined in Section 6 below). The Warrant Stock purchasable upon exercise of this Warrant and the Purchase Price per share shall be adjusted from time to time pursuant to the provisions of this Warrant.

                  This Warrant is issued pursuant to, and is subject to the terms and conditions of, a Convertible Note and Warrant Purchase Agreement dated as of the date hereof ("Original Issue Date") among the Company and certain investors named therein (the "Purchase Agreement") pursuant to which certain convertible promissory notes in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) (collectively, the "Notes") and certain warrants (including this Warrant) were issued.

                  1. Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company a number of shares of Warrant Stock (subject to adjustment as provided herein) equal to
                           (a) the original principal amount of the Registered Holder's Note multiplied by ten percent (10%), divided by (b) the Purchase Price (as of the date hereof).


                  2.       Exercise.


                  (a) Manner of Exercise. Subject to the last sentence of this
Section 2(a), this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form attached hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder, or pursuant to a net exercise as provided in Section 2(c) below.

                  (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  (c) Net Issue Exercise.

                            (i) In lieu of exercising this Warrant in the manner
provided above in Section 2(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:

                  X =    Y (A - B)
                         ---------
                              A

Where             X =    The number of shares of Warrant Stock to be issued to
                         the Registered Holder pursuant to this net exercise

                  Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

                  A = The fair market value of one share of Warrant Stock (at the date of such calculation).

                  B = The Purchase Price (adjusted to the date of such calculation).

                            (ii) For purposes of this Section 2(c), the fair
market value of each share of Warrant Stock (or, each share of Common Stock, to the extent all shares of Preferred Stock of the Company have been converted into shares of the Company's Common Stock) on the date of calculation shall mean with respect to each share of Warrant Stock:

                                 (A) if the exercise is in connection with an
initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be equal to the initial "Price to Public" of the Company's Common Stock specified in the final prospectus with respect to the offering;

                                 (B) if this Warrant is exercised after, and not
in connection with, the Company's initial public offering, and if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

                                        (1) if the Company's Common Stock is
traded on a securities exchange or The Nasdaq Stock Market, the fair market value per share shall be deemed to be the average of the closing prices over the thirty (30) business day period ending three business days before the date of calculation; or

                                        (2) if the Company's Common Stock is
actively traded over-the-counter, the fair market value per share shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) business day period ending three business days before the date of calculation; or

                                 (C) if neither (A) nor (B) is applicable, the
fair market value per share shall be the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as agreed by the Company and the holders of at least 66-2/3% of the Equity Securities issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement, unless the Company is at such time subject to an acquisition as described in Section 6(b) below, in which case the fair market value of the Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

                  (d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                           (i) a certificate or certificates for the number of
shares of Warrant Stock (or Common Stock) to which such Registered Holder shall be entitled, and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above.

                  3.  Adjustments.

                  (a) Redemption or Conversion of Equity Securities. At the election of holders of 66 2/3% in interest of the Warrant Stock issuable upon exercise of all warrants issued pursuant to the Purchase Agreement (assuming exercise in full of this Warrant and all other warrants issued pursuant to the Purchase Agreement), this Warrant shall automatically become exercisable for that number of shares of Warrant Stock equal to the number of shares of Warrant Stock that would have been received if this Warrant had been exercised in full.

                  (b) Stock Splits and Dividends. If outstanding shares of the Company's Equity Securities shall be subdivided into a greater number of shares or a dividend in Equity Securities shall be paid in respect of Equity Securities, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Equity Securities shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (c) Reclassification, Etc. In case there occurs any reclassification or change in the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

                   (d) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

                  (e) Conversion of Preferred Stock. Immediately prior to the closing of any public offering of the Company's Equity Securities in which the Company's outstanding Preferred Stock is automatically converted into shares of Common Stock, any portion of this Warrant not then exercised will thereafter be exercisable for the number of shares of the Company's Common Stock that would have resulted from the conversion, pursuant to the Company's Certificate of Incorporation in effect on that date, of the maximum number of shares of Preferred Stock that could have been acquired by the Holder upon the exercise of the unexpired portion of this Warrant immediately prior to such public offering.

                  4.  Transfers.

                  (a) Unregistered Security. Each Registered Holder of this Warrant acknowledges that this Warrant and the Warrant Stock of the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

                  (b) Transferability. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with the properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company; provided, however, that no such transfer shall be made without the consent of the Company which consent shall not be unreasonably withheld; provided, further, that this Warrant may not be transferred in part unless the transferee acquires the right to purchase all of the Registered Holder's shares of Warrant Stock hereunder, unless such transfer is made to affiliates, partners or family members of such Registered Holders.

                  (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

                  5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.

                  6. Termination. This Warrant (and the right, if any, to purchase securities upon exercise hereof) shall terminate upon the earlier to occur of the following (the "Expiration Date"): (a) the sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this
Section 6 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, and (b) five (5) years after the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act.

                  7.  Notices of Certain Transactions.  In case:

                  (a) the Company shall take a record of the holders of its Equity Securities (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) of any redemption of the Equity Securities or mandatory conversion of the Equity Securities into Common Stock of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Equity Securities (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice or such earlier date as notice is given to or approval is sought from shareholders generally.

                  8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

                  9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of
Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Equity Securities called for on the face or faces of the Warrant or Warrants so surrendered.

                  10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

                  11. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

                  12. No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

                  13. No Fractional Shares. No fractional shares of Equity Securities will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in accordance with Section 2(c) above.

                  14. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least 66-2/3% of the Warrant Stock issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder, provided, however, that any amendment hereof that would materially adversely affect the Registered Holder in a manner different from the holders of the remaining warrants issued pursuant to the Purchase Agreement shall also require the consent of Registered Holder.

                  15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

                  16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Arizona without giving effect to principles of conflicts of law.


                                      ALLIANCE MEDICAL CORPORATION


                                      _____________________________
                                      By:

                                      Its:

                                    EXHIBIT A
                                  PURCHASE FORM


To:__________________________         Dated:

                  The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase ______ shares of the Warrant Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

                  The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Purchaser" shall refer to the undersigned and the term "Securities" shall refer to the Warrant Stock.

                  The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section 5 of the Stockholders Agreement dated as of July 19, 1999 among the Company and certain holders of the Company's securities and agrees to be bound by such provisions.



                                Signature:_________________________________

                                Name (print):______________________________

                                Title (if applic.)_________________________

                                Company (if applic.)_______________________

                                    EXHIBIT B
                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Equity Securities covered thereby set forth below, unto:

       Name of Assignee          Address/Facsimile Number         No. of Shares








Dated:______________________             Signature:__________________________

                                                   __________________________

                                         Witness:____________________________